Exhibit 21.1

List of Subsidiaries

Name	State of Incorporation or Organization
1. Comstock Cascades II, L.C	Virginia
2. Comstock Emerald Farm, L.C.	Virginia
3. Comstock Penderbrook, L.C.	Virginia
4. Comstock Potomac Yard, L.C.	Virginia
5. Comstock Ventures XVI, L.C.	Virginia
6. New Hampshire Ave. Ventures, L.L.C.	Virginia
7. Capitol Homes, L.L.C.	North Carolina
8. Comstock Homes of North Carolina, L.L.C.	North Carolina
9. Comstock Homes of Washington, L.C.	Virginia
10. Comstock Property Management, L.C.	Virginia
11. Comstock Realty, LLC	Virginia
12. Comstock Real Estate Services, L.C	Virginia
13. Settlement Title Services, L.L.C.	Virginia
14. Comstock Yorkshire, L.C	Virginia
15. Comstock Contracting, L.C.	Virginia
16. Comstock Eastgate, L.C.	Virginia
17. Comstock Redland Road, L.L.C.	Virginia
18. Comstock Quarry Road, L.C.	Virginia
19. Comstock Popkins Lane, L.C.	Virginia
20. Comstock Maxwell Square, L.C.	Virginia
21. Comstock Investors VII, L.C.	Virginia
22. Comstock Hall Road, L.C.	Virginia
23. Comstock Highlands, L.C.	Virginia
24. Comstock Investors VIII, L.C.	Virginia
25. Comstock Redland Road II, L.C.	Virginia
26. Comstock Homes of the Carolinas, L.L.C.	North Carolina
27. Comstock Summerland, L.C.	Virginia
28. Comstock New Design, L.C.	Virginia
29. Comstock Sixth Street, L.C.	Virginia
30. Comstock Two Rivers I, L.C.	Virginia
31. Comstock Two Rivers II, L.C.	Virginia
32. Comstock Growth Fund, L.C.	Virginia
33. Superior Title Services, L.C.	Virginia
34. Richmond Station Ventures, L.C.	Virginia
35. Comstock Investors IX, L.C.	Virginia
36. Comstock Stone Ridge, L.C.	Virginia
37. Comstock Growth Fund II, L.C.	Virginia